UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2013
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HARVARD BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33957	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (508) 893-8999

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 4, 2013, Harvard Bioscience, Inc., or the Company, issued a press release announcing the realignment of its global operations to create organizational efficiencies and better position the company for growth.  The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.05.

The Company committed to the realignment plan on December 3, 2013, which will include reducing its workforce by approximately 13 percent by eliminating certain operational redundancies that exist across several of the Company’s locations.  The realignment plan is expected to be completed on or before December 31, 2013. In connection with the realignment plan, Harvard Bioscience has incurred and will continue to incur personnel related costs and expenditures.  At this time, Harvard Bioscience estimates the total costs associated with such realignment plan to be approximately $1.5 million on a pre-tax basis, of which substantially all of these costs are expected to be incurred in the fourth quarter fiscal 2013 and result in cash expenditures.  All of the estimates described in this Item 2.05 may change in the future.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Harvard Bioscience, Inc. on December 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC. (Registrant)
December 4, 2013 (Date)	/s/ JEFFREY A. DUCHEMIN Jeffrey A. Duchemin Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Harvard Bioscience, Inc. on December 4, 2013.